                                                                   EXHIBIT 10.21



                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT made as of the date last written below by and between Genencor International, Inc. ("GCI"), a Delaware Corporation with a principal office at 925 Page Mill Road, Palo Alto, California 94304-1013 and _________ ("Employee"), residing at ______________.

        WHEREAS, GCI desires to employ the Employee and the Employee desires to work for GCI, and GCI and the Employee desire to define the terms and conditions under which GCI will employ the Employee.

        NOW, THEREFORE, the parties hereby covenant and agree as follows:

        1. GCI hereby employs the Employee as _________________________ to perform such duties consistent with his title and position as may be determined and assigned to him by the Chief Executive Officer or the Board of Directors of GCI.

        2. The Employee agrees to devote substantially all of his professional employment time and effort to the performance of his duties as such ____________________ for GCI and to perform such other duties consistent with his title and position as are reasonably assigned him from time to time by the Chief Executive Officer or Board of Directors of GCI.

        3. Unless terminated earlier by GCI or Employee in writing, as hereinafter specifically provided, the term of this Agreement shall be one (1) year from the last date written below and will be automatically renewed for incremental one-year periods thereafter. A review of the Employee's total compensation based on GCI's assessment of the Employee's contributions to GCI's performance will be conducted at least each year following submission of GCI's audited financial results to the Board of Directors of GCI.

        4. For all the services to be rendered by the Employee in any capacity hereunder, including services as an officer, director, member of any committee or any other duties assigned him by the Chief Executive Officer or Board of Directors of GCI, GCI agrees to pay the Employee a salary of $_______ per annum, payable in accordance with the customary payroll payment practices of GCI. The foregoing annual compensation amount may be, from time to time, increased by action of the Chief Executive Officer. Such action with respect to annual compensation shall constitute an amendment to this Agreement. It is understood and agreed that the granting of a cash bonus for performance in any given year shall not constitute an amendment to this Agreement.

        5. GCI and the Employee hereby agree that nothing contained herein is intended to or shall be deemed to affect any of the Employee's rights as a participant under any retirement, stock option, stock purchase, pension, insurance, profit-sharing, bonus or similar plans of GCI now or hereafter declared to be in effect. GCI recognizes that the Employee is induced to execute this Agreement and to accept compensation at the rate set forth herein in part because he expects to be a participant under such plans as are, from time to time, in effect for the Company's executives and/or employees in general.

        6. The Employee agrees to execute and be bound by an Employee Confidentiality, Non-Disclosure, Non-Competition Agreement in the form attached hereto as Exhibit A; the Invention Disclosure/Assignment Agreement attached as Exhibit B; and Form of Confidentiality Agreement attached as Exhibit C; and whether employed by GCI or not, agrees to execute Exhibit C at any time at the direction of the Chief Executive Officer or Board of Directors of GCI in order to avoid disclosure of confidential information [as defined in Exhibit A, paragraph (1)] as this Exhibit is needed at a future date. The terms of each Exhibit are hereby incorporated by reference and made a part hereof.

        7. This Agreement may be terminated by GCI before the expiration of the term provided for herein if, during the term of this Agreement, the Employee (a) materially violates the provisions of Exhibits A and/or B as executed (exhibits incorporated by reference herein); or (b) refuses to execute Exhibit C as subsequently directed, (exhibit incorporated by reference herein); (c) is convicted in a court of law of a felony or any crime involving misuse or misappropriation of money or other property of GCI; (d) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of GCI's business interest or in accordance with this Agreement which failure or refusal is not remedied by the Employee within thirty
(30) days after notice from the Company; (e) commits an intentional tort against GCI; (f) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude which materially adversely affects the business of GCI; or (g) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician, impairs the Employee's ability to perform his duties hereunder (all of the foregoing clauses (a) through (g) constituting reasons for termination "for cause") provided that unsatisfactory business performance of GCI, or mere inefficiency, or good faith errors in judgment or discretion by the Employee shall not constitute grounds for termination for cause hereunder. In the event of such termination for cause, GCI may on ten (10) days' notice then terminate his employment and, in that event, GCI shall be obligated only to pay the Employee the compensation due him up to the date of termination, all accrued, vested or earned benefits under any applicable benefit plan and any other compensation to which the Employee is entitled under this Agreement up to and ending on the date of the Employee's termination.

               The benefits and compensation outlined in this paragraph 7 are likewise the only compensation and benefits which the Employee will receive if the Employee voluntarily terminates his employment. Employee agrees to give GCI three (3) months' notice prior to resignation, voluntarily quitting, etc., and in exchange GCI agrees to pay Employee for this period.

        8. Except for termination for cause as defined in paragraph 7 above (or voluntary termination by the Employee), in the event the Employee is terminated by GCI at any time prior to the end of the term of the Agreement, or prior to the end of any renewal period, for any other reason(s), including but not limited to a change in the ownership or control of GCI, such as may occur through divestiture, merger, acquisitions, consolidation or takeover, or due to the unilateral capricious action of the Chief Executive Officer, or due to a substantial reduction in the duties to be performed by the Employee resulting in actual or constructive removal from the position held by Employee on the effective date of this Agreement, or due to substantial change in the financial conditions of GCI as evidenced by GCI filing a petition for reorganization under any bankruptcy, insolvency, reorganization or similar law or making an assignment for the benefit of creditors, then the Employee shall, upon such termination, receive Termination Compensation, including (a) the then current salary (excluding non-recurring bonuses) paid the Employee payable for eighteen
(18) months, unless the Employee becomes employed by a competitor as defined in Exhibit A (page 2) during that period lasting up to 24 months; and (b) continuation of all company-paid benefits or additional compensation sufficient for the Employee to acquire equivalent benefits for the same eighteen (18) month period; and (c) customary outplacement services limited to $12,000.

        Notwithstanding the foregoing, GCI shall be entitled, by providing notice in writing to the Employee, to terminate his employment under this Agreement if the Employee shall become permanently disabled such that he is unable to carry out his duties hereunder for four (4) consecutive calendar months or for a period aggregating one hundred twenty (120) days in any period of twelve (12) consecutive calendar months. If the Employee is approved to receive benefits under GCI's LTD Plan, then GCI will pay the Employee additional compensation so that the total equals the Termination Compensation described in this paragraph 8 for the eighteen (18) month term. If the Employee is not approved to receive benefits under GCI's LTD Plan, then he will, upon termination of his employment, be entitled to receive the full Termination Compensation as described in this paragraph 8. Any delay or forbearance by the Company in exercising any such right to terminate this Agreement shall not constitute a waiver thereof.

        All Termination Compensation paid, if any, shall be payable in accordance with the customary payroll practices of GCI unless GCI and the Employee agree that GCI shall make one lump-sum payment at a time and in an amount agreeable to both. The Employee's entitlement to Termination Compensation payment as provided herein shall be in addition to any rights the Employee may have to payments or participation under any retirement, stock option, stock purchase, pension, insurance, profit-sharing, bonus or similar plans applicable to the Employee or employees in general, as defined in the appropriate Plan Documents. In addition, if GCI provides notice that this Agreement is terminated, GCI shall have no additional obligations hereunder, other than to pay to the Employee (a) any unpaid amount of accrued salary (as defined) in paragraph 4 on page 2 herein); (b) any unpaid amount of accrued vacation pay in accordance with GCI policy; (c) a pro rata amount of any vested incentive compensation that shall be awarded the Employee pursuant to GCI policy; and (d) other obligations which may be owed the Employee under a specific provision of this agreement.

        9. This Agreement shall be construed and performed in accordance to the laws of the State of California.

        10. All notices provided for or permitted to be given pursuant to this Agreement must be in writing. All notices shall be personally delivered or sent by registered or certified mail to GCI or the Employee at the address set forth above or to such other address as GCI or the Employee may notify the other in accordance with the provisions of this section, or the last known permanent residence. Any such notice so sent by mail shall be deemed made or given upon mailing.

        11. This Agreement contains the sole and entire agreement of the parties and supersedes all prior agreements and understandings between the Employee and GCI and cannot be modified or changed by any oral or verbal promise or statement by whomsoever made; nor shall any written modification of it be binding upon GCI until such written modification shall have been approved in writing by the Chief Executive Officer or Chairman of the Board of Directors of GCI.

        12. In the event any term or condition contained in this Agreement should be breached by any party and thereafter waived or consented to by the other party, such waiver or consent shall be limited to the particular breach so waived or consented to and shall not be deemed to waive or consent to any other breach occurring prior or subsequent to the breach so waived or consented to.

        13. If any provisions of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the extent permitted by law.

        14. The provisions hereof, including without limitation those incorporated herein pursuant to Section 6, which are to be performed or observed after the termination of this Agreement, and the representations, covenants and agreements of the parties contained herein with respect thereto shall survive the termination of this Agreement and be effective according to their terms.

        15. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the parties to this Agreement and the respective heirs, executors, and successors in interest; provided, however, that the duties of the Employee hereunder are personal in nature and may not be delegated without a written consent of the Company.

        16. This Agreement, including its existence and the terms thereof, is considered confidential business information by GCI and the Employee agrees for the period of his employment hereunder and for twenty-four (24) months thereafter not to disclose same to any other person or entity. The foregoing confidentiality restriction shall be subject to the same exceptions as are set forth in Exhibit A, section 1.

        17. This Agreement, and the rights and benefits contained herein, may not be assigned by either party hereto.

        18. The Employee shall be based in Palo Alto, California. The Employee may be transferred at any time as the Company shall determine, upon six months' prior written notice to the Employee.

        IN WITNESS WHEREOF, GCI has caused this Agreement to be executed by its President, and the Employee has hereunto set his hand as of the day and year last written below.


                                        GENENCOR INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                            W. Thomas Mitchell, President

                                        By:
                                            ------------------------------------
                                            Employee

                                        Date:
                                              ----------------------------------

                                    EXHIBIT A

                     OFFICER CONFIDENTIALITY, NON-DISCLOSURE

                          AND NON-COMPETITION AGREEMENT

     THIS AGREEMENT is made as of the date last written below by and between Genencor International, Inc. ("GCI"), a Delaware Corporation having a principal office at 925 Page Mill Road, Palo Alto, California 94304-1013 and __________ ("Employee"), residing at _________________.

     WHEREAS, the Employee is an employee of GCI who, during the course of such employment, will be working upon and have access to certain confidential information, processes, technical data, trade secrets, know-how and other business information of a confidential nature belonging to GCI; and

     WHEREAS, GCI and the Employee wish to enter into certain covenants to preserve and foster their respective business interests and, in certain respects, their future cooperation with their fellow employees; and

     WHEREAS, employees similarly situated as the Employee are separately covenanting and agreeing not to compete with GCI should they leave the employment of GCI under certain defined circumstances; and

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained, and in consideration of GCI's employment of the Employee for such period or periods as may from time to time be mutually agreed upon, and of the wages or salary paid or agreed to be paid to the Employee, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Confidentiality and Non-Disclosure. The Employee agrees and covenants that he will not, at any time during his employment by GCI and for a period of five (5) years after his employment without the prior written authorization of GCI, disclose to any unauthorized person any formulas, methods, compositions, trade secrets, secret processes, technical data, confidential business information or other know-how or matters of a secret, proprietary or confidential nature relating to GCI or its business which the Employee gained access to or knowledge of during or by reason of his employment with GCI. The foregoing obligations regarding non-disclosure shall not apply to information which: (a) was in the Employee's possession before receipt from GCI; or (b) is or becomes a matter of public knowledge through no fault of the Employee; (c) is disclosed by GCI to a third party without duty of confidentiality on the third party; or (d) is disclosed under operation of law, if possible in conformity with Exhibit C.

     2.    Non-competition.

           A. In the event of the Employee's voluntary withdrawal from GCI's employment or GCI's discharge of the Employee for cause as defined in paragraph 7 of the Employment Agreement to which this Exhibit A is appended, until the expiration of a 24 month period commencing on the date of the termination of his employment, the Employee shall not engage or compete directly or indirectly, as a principal, on his own account, or as a shareholder in, or employee of, any corporation or legal entity selling, manufacturing or developing products in the field of Industrial Enzymes which are or may be competitive with those marketed or being developed by GCI on the date of the termination of his employment. (If the Employee is unaware of GCI's development of any projects at the time of the termination of his employment, GCI retains the discretion as to whether to inform the Employee of products it is then developing or considering to develop, but if GCI chooses not to inform the Employee of the development of any project currently being pursued or considered by GCI, all of which are unknown by the Employee, this will not bar the Employee from obtaining employment with a competitor.) The foregoing non-compete restrictions shall likewise apply to employment or competition in any other field of business in which, on the date of employment termination, GCI is manufacturing or selling products in commerce, or for use in commerce, in excess of 10.0 Million U.S. Dollars annually or has committed to commercialize with internal resource expenditures in excess of 5.0 Million U.S. Dollars or has signed a binding contract with a third party concerning such other field of business in which the value to be received by GCI is in excess of 5.0 Million U.S. Dollars. The Employee, further, shall not extend credit or lend money for the purpose of establishing or operating any such business, nor furnish any information (including the information subject to the restriction in paragraph l above) or give advice, either directly or indirectly, to any such third party, corporation or business entity of any kind. The non-compete restrictions of this paragraph A shall apply, in the case of a large corporation conducting business in diverse business fields, only to employment or competition in that unit, division, subsidiary or other part of such corporation (or other legal entity) in competition with GCI in the fields defined herein and shall not preclude Employee from being engaged or employed by such corporation in other non-competitive fields as provided for in paragraph 4.

           If the Employee is involuntarily terminated without cause, he will receive Termination Compensation for the period specified unless he becomes employed by a competitor as previously defined herein. At that time, all compensation from GCI ceases.

           For a period of twenty-four (24) months following the Employee's termination from GCI, the Employee agrees to disclose the name of any employer to the Chief Executive Officer two weeks in advance of his employment with any competitor, non-competitor, business or his embarking upon self-employment or consulting.

           B. It is recognized by GCI and the Employee that his efforts, and those of his fellow employees are critically important to the overall profitability of GCI. The future profitability of GCI is also linked to the continuing services of the Employee and the covenant of the Employee not to compete with GCI should he choose to leave the employ of GCI.

           C. It is understood and agreed that the present and proposed business of GCI is becoming increasingly competitive and that there is an ever increasing risk that competing companies may seek to hire the employees of GCI who are critical to its continued success, not only because of the abilities of such employees, but also because of the proprietary knowledge acquired by such employees while at GCI.

     3. Exception for Publicly-Traded Companies. The foregoing agreement not to compete shall not prohibit any Employee from owning stock as an investment, debentures, warrants or similar instruments in any company whose stock is traded on a national securities exchange or over-the-counter so long as such ownership interest is less than five percent (5%) of the outstanding and traded stock, debentures or warrants, as the case may be.

     4. Alternative Employment. The foregoing covenant and agreement is not intended to and shall not prevent the Employee from seeking or accepting alternative employment with other business entities, customers or suppliers of GCI so long as such business entities, customers or suppliers are not in the business of selling, manufacturing or developing products in the field of

Industrial Enzymes or products in other field(s) of business as referred to above which are or may be competitive with those being marketed, developed or proposed for development by GCI within two (2) years after the date of the termination of the Employee's employment.

     5. Equitable and Legal Remedies. The parties hereto agree that no remedy of law will be adequate to compensate GCI for a violation of this Agreement; and the Employee hereby agrees that in addition to any legal or other rights that may be available in the event of a breach hereunder, GCI may seek equitable relief to enforce this Agreement in any court of competent jurisdiction. Any actions or proceedings brought regarding this Agreement shall be venued in the Northern District of California.

     6.    Miscellaneous.

           A. This Agreement and all rights and obligations hereunder shall be governed and construed in accordance with the laws of the State of California.

           B. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successor and assigns.

           C. This Agreement shall not be modified, amended, assigned, canceled or superseded except in writing signed by GCI and the Employee.

           D. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all prior or collateral agreements, proposals and understandings, whether written or oral, relating to the subject matter hereof.

           E. No failure on the part of GCI or of the Employee to exercise, and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any right or remedy.

           F. If any provision of this Agreement shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           G. All notices, requests and demands shall be in writing by certified mail, return receipt requested, addressed to the respective parties hereto at their respective addresses first hereinabove set forth or to such other address as either party shall designate in a written notice similarly given to the other party.

           H. The masculine pronoun, wherever used herein, shall be construed to include the feminine and the neuter, where appropriate. The singular form, wherever used herein, shall be construed to include the plural, where appropriate.

           I. This Agreement may be executed in two counterparts, each of which shall be deemed an original and constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties have executed this Agreement on the date last written below.


                                        GENENCOR INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                            W. Thomas Mitchell, President

                                        By:
                                            ------------------------------------
                                            Employee

                                        Date:
                                              ----------------------------------

                                    EXHIBIT B

                    INVENTION DISCLOSURE/ASSIGNMENT AGREEMENT

        It is my understanding that Genencor International, Inc., (hereinafter called "GCI") is engaged in the business of industrial biotechnology, including research, development and manufacturing. I also understand that, as is generally customary, GCI requires its employees to assign to it all right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (hereinafter separate or collectively called "rights") in the field of employment of its various employees and that it is essential for the full protection of the business of GCI that employees shall not disclose classified or confidential or proprietary Company information regarding such business, with which information they have or may become acquainted during the period of their employment.

        Therefore, in consideration of my employment or continued employment by GCI during such time as I may be employed by GCI, and of the wages or salary and other benefits to be received by me in respect to such employment, it is understood and agreed as follows:

           I hereby do and will sell, assign and transfer to GCI all of my right, title and interest in and to all said rights which, during, or within two years after the termination of, my employment by GCI, have been or may be made or conceived by me, alone or with others, and within or arising out of any field of employment in which I have worked or shall work for GCI or arising out of any information regarding the business of GCI which has been or may be received by me while in GCI's employment.

        I will fully disclose to GCI as promptly as available all information known or possessed by me concerning the rights mentioned in the preceding paragraph; and, upon request of GCI and without further remuneration to me by GCI, but at the expense of GCI, I will execute all applications for patents and for copyright registration, assignments thereof and other instruments, and do all things which GCI may deem necessary to vest and maintain in it my entire right, title and interest in and to all such rights.

        This agreement replaces all previous agreements relating to the same or similar matters which I may have entered into with GCI with respect to my present and future period of employment by GCI. It shall inure to the benefit of the successors and assigns of GCI, and shall be binding upon my heirs, assigns, administrators and representatives. No oral agreement, statement or representation shall alter the provisions of this agreement.

Date:                      , 19
      ---------------------    ----

-----------------------------------
     (Signature of Employee)

-----------------------------------
           (Address)

                                                    [TO BE SIGNED ONLY IF LATER
                                                    REQUESTED TO DO SO PURSUANT
                                                    TO PAR. 6 OF THE AGREEMENT.]

                                    EXHIBIT C

                        FORM OF CONFIDENTIALITY AGREEMENT

        Confidentiality Agreement between Genencor International, Inc., a corporation incorporated and existing under the laws of Delaware and having a principal office in Palo Alto, California (hereinafter referred to as "GCI") and _______________ (hereinafter referred to as "Employee").

        WHEREAS the Employee desires to obtain or elicit confidential testimony or documents from GCI for the purpose of litigation or arbitration between or among _____________ and GCI who desires to maintain the confidentiality of said testimony or documents.

        THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, and of other good and valuable considerations the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. All testimony or documents generated, produced, referred to, or elicited in the course of the litigation or arbitration may, as appropriate, be designated by either GCI or the Employee to be confidential ("Confidential Material"). The party producing a document may designate it as Confidential Material by marking it with the notation "CONFIDENTIAL." The party may designate testimony as Confidential Information at the time of the deposition or testimony of a representative of a party. Testimony so designated shall be transcribed separately from the rest of the deposition. Alternatively, a party may designate testimony as Confidential Information by written advice to all parties of the pages and lines of the transcript so designated, within thirty (30) days of the receipt by counsel of such transcript, in which event the portion designated confidential shall be removed from the transcript and transcribed separately. During said thirty (30) day period, all testimony shall be deemed and treated as Confidential Information unless otherwise instructed by designating counsel or the court or arbitration panel.

        2. Confidential Material and any information derived therefrom which tends to reveal the contents of Confidential Material may be inspected or used only for the purposes of this action and only by: (a) the attorneys for the parties and persons regularly employed by them; (b) the parties; (c) any person employed to assist the aforementioned persons in connection with the preparation and trial or arbitration of this action and any appellate or judicial review; and (d) the respective court or arbitration panel before which this action is pending, court or arbitration employees, court reporters, stenographic reporters and members of the jury or arbitration panel. No other person shall have access to Confidential Material or be informed of the contents thereof. If appellate or judicial review is pursued, Confidential material may be included in the record under appeal or review, but is, if at all possible, to be "sealed," marked CONFIDENTIAL, and not made available for public review.

        3. Confidential Material in the form of testimony or documents, including any copies thereof, shall be returned to the party who produced or generated them either within 30 days following the completion of the trial or arbitration, or, if appellate or judicial review is pursued, within 30 days following entry of a final order dispositive of the matter and the time for any further appeal has expired or the order is otherwise unappealable.

Dated:
        ----------------------


                                             GENENCOR INTERNATIONAL, INC.


                                             By:
                                                 -------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


------------------------------